                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
            Proxy Statement Pursuant to Schedule 14A Information of the Securities Exchange Act of 1934 (Amendment No. ___ )


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      CORN PRODUCTS INTERNATIONAL, INC.
                      ---------------------------------
               (Name of Registrant as Specified In Its Charter)
                                     N/A
                                     ---
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1)  Title of each class of securities to which transaction applies:
            N/A
     2)  Aggregate number of securities to which transaction applies:
            N/A
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
            N/A
     4)  Proposed maximum aggregate value of transaction:
            N/A
     5)  Total fee paid:
            N/A

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     1)  Amount Previously Paid:
            N/A
     2)  Form, Schedule or Registration Statement no.:
            N/A
     3)  Filing Party:
            N/A
     4)  Date Filed:
            N/A

PRELIMINARY COPY

                        CORN PRODUCTS INTERNATIONAL LOGO

                                                                  March 30, 1998

Dear Stockholder:

     Enclosed are the notice of annual meeting of stockholders and proxy statement for the 1998 annual meeting of stockholders of Corn Products International, Inc.

     As you are aware, the Company commenced business as an independent, publicly traded corporation on January 1, 1998. Because of the relatively short period of operation, the forthcoming annual meeting will be held solely to vote on the matters described in the proxy statement. We do not expect any other business to be transacted at the meeting, nor will any business presentations be made.

     We urge you to complete and return the enclosed proxy as promptly as possible. Your vote is important.

                                          Sincerely,

                                          Konrad Schlatter

                                          Konrad Schlatter
                                          Chairman and
                                          Chief Executive Officer

CORN PRODUCTS INTERNATIONAL, INC.
6500 SOUTH ARCHER ROAD
BEDFORD PARK, ILLINOIS 60501-1933

RECYCLED LOGO

                       CORN PRODUCTS INTERNATIONAL, INC.
                             6500 SOUTH ARCHER ROAD
                       BEDFORD PARK, ILLINOIS 60501-1933

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     The 1998 annual meeting of stockholders of Corn Products International, Inc. will be held at the Wyndham Garden Hotel -- O'Hare, 5615 North Cumberland Avenue, Chicago, Illinois, on Wednesday, May 20, 1998 at 9:30 A.M., local time, for the following purposes:

     1.    To elect three Class I directors, each for a term of three years.

     2.    To approve the Company's 1998 Stock Incentive Plan.

     3. To approve and ratify indemnification agreements for directors and officers.

     4. To ratify the appointment of independent auditors for the Company for 1998.

     5. To transact such other business, if any, that is properly brought before the meeting.

     March 23, 1998 is the record date for the meeting. Only stockholders of record at the close of business on that date may vote at the meeting. A list of stockholders entitled to vote at the annual meeting will be available during ordinary business hours for inspection by any stockholder for any purpose germane to the meeting for ten days prior to the meeting at the offices of the Company located at 6500 South Archer Road, Bedford Park, Illinois, 60501-1933.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY.

                                          By order of the Board of Directors,

                                          LOGO
                                          Marcia E. Doane
                                          Vice President, General Counsel
                                          and Corporate Secretary

March 30, 1998

                               TABLE OF CONTENTS

                                                                PAGE
                                                                ----
General Information.........................................       4
Stockholder Proposals for 1999 Annual Meeting...............       5
Board of Directors..........................................       5
Security Ownership of Certain Beneficial Owners.............       6
Section 16(a) Beneficial Ownership Reporting Compliance.....       7
Stockholder Return Comparison...............................       7
Compensation and Nominating Committee Report on Executive
  Compensation..............................................       7
Executive Compensation......................................       9
Certain Relationships and Related Transactions..............      13
Matters To Be Acted Upon:
  Proposal 1.
  Election of Directors.....................................      14
  Proposal 2.
  Approval of the Company's 1998 Stock Incentive Plan.......      16
  Proposal 3.
  Approval and Ratification of Indemnification Agreements
     for Directors and Officers.............................      21
  Proposal 4.
  Ratification of Appointment of Auditors...................      23
Other Matters...............................................      23
Annual Report on Form 10-K..................................      23
Additional Information......................................      24

                       CORN PRODUCTS INTERNATIONAL, INC.
                             6500 SOUTH ARCHER ROAD
                       BEDFORD PARK, ILLINOIS 60501-1933

                                PROXY STATEMENT

                              GENERAL INFORMATION

     This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors to be used at the annual meeting of stockholders to be held on May 20, 1998, or any adjournment of it. This proxy statement, the accompanying proxy card, and the 1997 annual report to stockholders are expected to be mailed to stockholders on or about March 30, 1998.

     The Company began operating as an independent, publicly-held company on January 1, 1998 as a result of its spin-off from Bestfoods (formerly "CPC International Inc.") effective on that date. Before the spin-off, the Company operated as the Corn Refining Business, a division of Bestfoods.

WHO CAN VOTE

     Stockholders of record of common stock at the close of business on March 23, 1998 can vote at the meeting. Each stockholder is entitled to one vote for
each share of common stock. On March 23, 1998,           shares of common stock
were issued and outstanding. If you are a participant in the Corn Products stock fund of the Retirement Savings Plan, the proxy represents shares in your Plan account, as well as shares held of record in your name.

HOW TO VOTE

     Please sign and date the enclosed proxy card and return it to us. Specify your choice on the proxy card. If you return a signed and dated proxy card but do not specify your choices on it, we will vote your shares in favor of the proposals. You can revoke your proxy any time before it is voted by (i) notifying our Corporate Secretary in writing, (ii) returning a later-dated, signed proxy card, or (iii) voting in person at the meeting.

REQUIRED VOTES

     The affirmative vote of a plurality of the shares represented at the meeting in person or by proxy is required to elect directors. Accordingly, if a quorum is present, the persons receiving the greatest number of votes will be elected and other matters to be acted on will require the affirmative vote of a majority of the votes cast by the stockholders in person or represented by proxy. A vote to abstain on any matter will be counted as voting "against" the proposal specified. If you hold your stock in "street name" and have not returned a signed proxy card, your broker will have authority to vote your shares but only on those matters that are considered discretionary under New York Stock Exchange ("NYSE") rules. If your broker does not have such discretion on any matters (broker non-votes), we will count your shares as present at the meeting for quorum purposes, but we will not vote them on such matters.

SOLICITATION

     The Company has retained D. F. King & Co. Inc., 77 Water Street, New York, New York 10005, to assist in the solicitation of proxies for a fee of $12,000 plus reasonable expenses. The Company will pay all costs of soliciting proxies and will reimburse brokers, banks and other nominees of our shares for their reasonable expenses for sending proxy materials to beneficial owners and obtaining their instructions. In addition to solicitation by mail, directors, officers and other employees of the Company may solicit proxies by telephone, by electronic means, or in person.

                 STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     If any stockholder intends to submit a proposal for inclusion in the proxy material for the 1999 annual meeting, it must be received by the Corporate Secretary at the address above no later than November 30, 1998. Also, our By-laws provide that a stockholder may present at an annual meeting any other business, including the nomination of candidates for director, only if the stockholder notifies the Corporate Secretary in writing of such other business or candidates not less than sixty nor more than ninety days before the meeting. There are other procedural requirements in the By-laws pertaining to stockholder nominations and proposals. Any stockholder may receive a copy of the By-laws without charge by writing to the Corporate Secretary.

                               BOARD OF DIRECTORS

     The business of the Company is managed under the direction of the Board of Directors. The Board presently consists of nine members, of whom seven are outside directors. The Board is divided into three classes, with one class standing for election each year for a three-year term.

     Prior to November 19, 1997, the Board consisted of three employees of Bestfoods. The current Board was elected on November 19, 1997 and held one meeting in 1997, which was attended by all of the directors. No Committee meetings were held in 1997.

COMMITTEES OF THE BOARD

     The Audit Committee is composed entirely of outside directors. The Committee reviews the scope and results of the annual audit, approves the non-audit services rendered by the independent auditors and considers the effect thereof on the independence of the auditors, and recommends to the Board appointment of independent auditors for the ensuing year subject to ratification by the stockholders. The Committee also reviews the proposed financial statements for the annual report to stockholders, accounting policies, internal control systems and internal auditing procedures, and the process by which unaudited quarterly financial information is compiled and issued. The independent auditors meet privately with the Committee on a regular basis. The Committee reviews annually the independence of each outside director. Members of the Committee are W. C. Ferguson (Chairman), A. C. DeCrane, Jr. and C. B. Storms.

     The Compensation and Nominating Committee is composed entirely of outside independent directors. The Committee approves the compensation of all executive officers and administers executive incentive compensation plans, reviews employee benefit plans and recommends to the Board proposals for adoption, amendment or termination of such plans. The Committee recommends to the Board the compensation arrangements for outside directors and administers any compensation plans for outside directors. The Committee develops criteria for Board membership and, with the assistance of outside consultants, considers candidates for membership on the Board. Stockholders who wish to recommend a candidate for consideration by the Committee as a nominee for director may do so by writing to the Corporate Secretary and furnishing a statement of the candidate's experience and qualifications. Members of the Committee are R. G. Holder (Chairman), and W. S. Norman.

DIRECTOR COMPENSATION AND TENURE

     Employee directors do not receive compensation for serving as directors. Directors are reimbursed for expenses incurred in connection with attendance at Board and Committee meetings. The following table displays the components of outside director compensation:

Annual Board retainer.......................................  $35,000(1)
Annual retainer for Committee chair.........................    3,000
Board attendance fee (per meeting)..........................    1,000
Committee attendance fee (per meeting)......................    1,000

---------------
(1) One-half is paid in cash and one-half is paid in phantom stock units of the Company which are mandatorily deferred until retirement under the Deferred Compensation Plan for Outside Directors. All or part of the cash portion of the retainer may, at the director's option, be deferred in phantom stock units of the Company.

     The Board has a policy on tenure of directors which requires outside directors and former chief executive officers of the Company to retire from the Board at the annual meeting of stockholders coincident with or next following their 70th birthday, and employee directors upon retirement or other termination of active employment, whether or not the term for which they have been elected has expired. However, current members of the Board who are outside directors and the current chief executive officer, may continue to serve as directors until the annual meeting of stockholders coincident with or next following their 72nd birthday.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     FMR Corp., 82 Devonshire Street, Boston, Massachusetts, 02109-3614, notified the Company that as of March 13, 1998 it beneficially owned 2,882,403 shares of Corn Products common stock. This represented 7.9% of Corn Products' outstanding shares on that date. Through its subsidiaries, Fidelity Management & Research Company and Fidelity Management Trust Company, FMR Corp. has sole voting power as to 199,585 shares, no voting power as to the remainder of such shares, and sole dispositive power as to 2,819,903 shares.

     The following table shows the common stock ownership as of March 20, 1998, of each director and executive officer, and the directors and executive officers as a group.

                       NAME                          NUMBER OF SHARES(1)(2)(3)
                       ----                          -------------------------
I. Aranguren-Castiello.............................             1,500
A. C. DeCrane, Jr..................................             1,125
M. E. Doane........................................             7,194
W. C. Ferguson.....................................             3,703
R. G. Holder.......................................             2,500
B. H. Kastory......................................             6,862
F. J. Kocun........................................            28,955(4)
W. S. Norman.......................................               252
E. J. Northacker...................................            42,714(4)
M. R. Pyatt........................................            14,364(4)
J. W. Ripley.......................................            22,552(4)
K. Schlatter.......................................           187,296(4)
S. C. Scott........................................            90,874(4)
C. B. Storms.......................................            12,991
R. M. Vandervoort..................................            14,466(4)
All directors and executive officers as a group (18
  persons).........................................           476,213(4)

---------------
The mailing address for each of the individuals listed in the table above is c/o the Company, 6500 South Archer Road, Bedford Park, Illinois, 60501-1933.

(1) The total for any individual is less than 1.0%, and the total for the group is [1.8%], of the shares of common stock outstanding. Applicable percentage
    of ownership is based on   **  shares of common stock issued and outstanding
    on March 23, 1998.

(2) Includes shares held individually, jointly with others or in the name of a family member.

(3) Includes shares allocated to the Corn Products stock fund accounts of executive officers in the Retirement Savings Plan as of February 25, 1998.

(4) Includes shares which may be acquired within 60 days through the exercise of vested stock options, as follows: F. J. Kocun, 27,425; E. J. Northacker, 40,347; M. R. Pyatt, 14,353; J. W. Ripley, 17,941; K. Schlatter, 151,853; S.
    C. Scott, 63,820; R. M. Vandervoort, 14,353; and all directors and executive officers as a group, 351,519.

               SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file reports of holdings and transactions in the Company's stock with the Securities and Exchange Commission. An initial statement of beneficial ownership of securities on Form 3 was due on December 4, 1997, the date the Company's Registration Statement on Form 10 was declared effective by the Commission. A Form 3 indicating "no securities owned" as of that date, was sent to the Commission on December 5, 1997 on behalf of each of the directors and executive officers named in the Stock Ownership Table above.

                         STOCKHOLDER RETURN COMPARISON

     Because trading in the Company's common stock did not commence until December 11, 1997 (on a "when-issued" basis), a line graph presenting the Company's cumulative total shareholder return as compared with a broad equity market index and a published industry or peer group index would not be meaningful and, therefore, has been omitted from this year's proxy statement.

                  COMPENSATION AND NOMINATING COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Compensation and Nominating Committee of the Board of Directors, composed entirely of outside, independent directors, is responsible for approving the compensation of all executive officers and administering incentive compensation plans of the Company. The Committee was established in November, 1997. The Committee has met once since its formation and is in the process of establishing its philosophies, principles and practices with respect to executive compensation administration. Prior to the December 31, 1997 spin-off of the Company from Bestfoods, compensation decisions regarding the executive officers of the Company were made by Bestfoods. Accordingly, this report primarily addresses the Committee's plans for 1998.

     The Committee plans to utilize compensation philosophies, principles and practices relative to its executive officers that are similar to those that Bestfoods' compensation committee applied to the Company's executive officers when they were employees of Bestfoods. The Committee expects to evaluate these philosophies, principles and practices and to modify them to meet the requirements of the Company as it operates as an independent entity. A brief description of these philosophies, principles and practices is set forth below.

GENERAL PHILOSOPHY

     The total compensation structure for executive officers, including the named executive officers, should be competitive to comparable companies in the corn wet milling and related industries of similar focus and size ("Comparable Companies"). The Committee intends to maintain compensation at a level that will allow the Company to effectively compete for executive talent. In addition, the Committee intends to use compensation to motivate the Company's executives through performance-based incentives.

GENERAL DISCUSSION OF SHORT-TERM COMPENSATION

     The Company's short-term compensation program will consist of base salary and annual incentives administered by using the concepts of salary and incentive ranges for each executive position. Salary and incentive ranges will be established reflecting data from salary surveys of Comparable Companies. The Committee will set the compensation targets to enable the Company to attract, retain and motivate highly qualified management professionals. During 1998, an executive salary range structure will be formulated. The Committee expects that each salary range will have a midpoint representing the average salary for comparable surveyed positions, and a range that will vary approximately twenty percent above and below the midpoint. It is expected that an executive's position in and the progress through the salary range and grade will depend primarily upon level of responsibility, individual performance and time in job.

     The Committee intends to align executive compensation with the performance of the organization in an effort to maximize shareholder return. The Committee will use independent consultants to assist in designing the salary ranges and incentive targets. When necessary, consultants will be utilized to review the appropriateness of compensation actually paid. It is the Company's objective to be fully competitive in salaries and annual incentives paid with competing companies.

BASIS FOR SPECIFIC SHORT-TERM COMPENSATION ACTIONS

     Based on recommendations of the Bestfoods compensation committee, the Committee approved salary increases for Mr. Schlatter, chief executive officer, and Mr. Scott, chief operating officer. Mr. Schlatter's salary was adjusted to $500,000 and Mr. Scott's to $375,000, both effective on January 1, 1998. These adjustments were made based on the new responsibilities of these executives and in accordance with competitive data from Comparable Companies as well as broader U.S. industry compensation surveys. Salaries for the next highest compensated employees were adjusted at the time of the spin-off in accordance with Bestfoods' salary administration practices and the survey data noted above.

     It is expected that incentive payments based on 1998 results for executive officers having corporate responsibilities will reflect overall corporate and individual performance. Incentive payments for executive officers with operations responsibilities will reflect business unit performance, as well as corporate and individual performance.

GENERAL DISCUSSION OF LONG-TERM COMPENSATION

     The Company's long-term compensation program is in the process of being definitively established. It is expected that a long-term compensation program will be an integral part of the Company's total compensation package. The Company intends to use its 1998 Stock Incentive Plan as an important aspect of this program. The Committee intends to grant stock options to executives and other employees and expects performance awards and stock options to be a significant means of providing long-term incentives. In addition, restricted stock is expected to be awarded with vesting periods intended to promote loyalty to the organization. An analysis of competitive practices will be utilized to further define the long-term plan. It is anticipated that criteria such as individual or business performance results will be established for use as the basis for awarding long-term incentives.

EXECUTIVE STOCK OWNERSHIP TARGETS

     In 1998, the Company expects to establish stock ownership targets for the officers of the Company. The ownership targets for the officer group are expected to be based on multiples of each individual's base salary. It is anticipated that for the purpose of these ownership targets, officers will be credited with stock directly owned by them, as well as with the phantom units held in their respective deferred accounts referred to under the Company's Deferred Stock Unit Plan. It will exclude shares covered by unexercised stock options. Executives will be expected to attain these ownership targets within three to five years from the time the target is established.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     As discussed above, Mr. Schlatter's annual base salary was established at $500,000 effective January 1, 1998. The Committee believes this new salary is reflective of his excellent performance and leadership in managing the spin-off and is commensurate with his level of responsibility as the chief executive officer of a major NYSE-listed public company.

DEDUCTIBILITY CAP ON COMPENSATION EXCEEDING $1,000,000

     The Company's philosophy with respect to the limit on the tax-deductibility of executive compensation is to use certain objective performance standards to qualify for exceptions to any applicable loss of tax deductions. The Committee anticipates that the Company will not lose any tax deductions due to these rules in 1998.

                                          COMPENSATION AND NOMINATING COMMITTEE

                                          R. G. HOLDER, CHAIRMAN
                                          W. S. NORMAN

                             EXECUTIVE COMPENSATION

     The following table summarizes the compensation awarded or paid to the chief executive officer and each of the other four most highly compensated executive officers of the Company (the "named executive officers") based upon their Bestfoods compensation. Except as otherwise noted, the compensation shown in this table was paid by Bestfoods (or its subsidiaries) for all of their services to Bestfoods and its subsidiaries. References to "stock options" mean options to purchase common stock of Bestfoods ("Bestfoods Stock") and references to "restricted stock" mean restricted shares of Bestfoods Stock. Amounts shown are for the named individuals in their last capacity with Bestfoods prior to the spin-off, and do not necessarily reflect the compensation these individuals will earn in their capacities as executive officers of the Company.

--------------------------------------------------------------------------------
                           SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------

                                          ANNUAL
                                       COMPENSATION             LONG-TERM COMPENSATION
                                     -----------------   -------------------------------------
                                                                 AWARDS              PAYOUTS
                                                         -----------------------   -----------
                                                         RESTRICTED   SECURITIES    LONG-TERM     ALL OTHER
                                     SALARY     BONUS      STOCK      UNDERLYING    INCENTIVE    COMPENSATION
NAME AND PRINCIPAL POSITION   YEAR     ($)       ($)     AWARDS ($)   OPTIONS #    PAYOUTS ($)      ($)(1)
---------------------------   ----   -------   -------   ----------   ----------   -----------   ------------
K. Schlatter................  1997   435,000   150,000         --       13,500      1,103,047      106,908
Chairman and Chief Executive  1996   391,250   220,000         --       13,500        750,938      107,006
Officer                       1995   370,000   205,000         --       28,874        787,102      106,679

S. C. Scott.................  1997   305,000    35,000         --       13,500        735,398       64,255
President and Chief           1996   286,667    60,000         --       13,500        500,625       49,293
Operating Officer             1995   247,500   140,000         --       10,000        572,438       46,698

E. J. Northacker............  1997   245,000    50,000         --        8,000        571,988       51,894
Vice President and            1996   231,250    50,000         --        8,000        406,737       51,199
President, Latin American     1995   217,500    95,000         --        7,500        465,105       50,280
Division

J. W. Ripley................  1997   217,500    72,000         --        5,000             --       41,809
Vice President -- Finance     1996   183,750    72,000         --        5,000             --       39,256
and Chief Financial Officer   1995   167,500    60,000    123,250(2)        --             --       37,290

F. J. Kocun.................  1997   198,000    30,000         --        5,500        367,649       57,359
Vice President and            1996   183,250    29,000         --        5,500        281,581       56,699
President, Cooperative        1995   172,000    74,000         --        5,000        286,219       55,495
Management Group

---------------

(1) Includes the following for 1997:

     a. Bestfoods matching contributions to defined contribution plans as follows: K. Schlatter, $34,301; S. C. Scott, $26,660; E. J. Northacker, $23,996; J. W. Ripley, $22,576; and F. J. Kocun, $21,491.

     b. Value of premiums paid by Bestfoods under the Executive Life Insurance Plan as follows: K. Schlatter, $72,607; S. C. Scott, $37,468; E. J. Northacker, $27,748; J. W. Ripley, $19,177; and F. J.
           Kocun, $35,868.

     c. For S. C. Scott, $127; E. J. Northacker, $150; and J. W. Ripley, $56 of above -market interest at the rate credited to all participants in a Bestfoods deferred compensation plan, pursuant to which all or a portion of annual bonus may be deferred and credited to an interest bearing account, and paid over a fifteen-year period following retirement.

(2) Represents the value of 2,000 shares of restricted stock on June 20, 1995, the date of the award. Restrictions lapse on one-fourth of the shares on each of the four anniversary dates of the award. On December 31, 1997 the 1,000 remaining restricted shares had a value of $108,000. (After the spin-off, the shares were converted to 3,417 Corn Products shares having a value of $104,347.) Dividends are paid on restricted stock at the rate paid to all stockholders. The named executive officers hold no other shares of restricted stock.

STOCK OPTION GRANTS

     The following table contains information relating to the Bestfoods stock option grants made in 1997 to the named executive officers.
--------------------------------------------------------------------------------
                        BESTFOODS OPTION GRANTS IN 1997
--------------------------------------------------------------------------------

                                                                                  POTENTIAL REALIZABLE VALUE AT
                                                                                  ASSUMED ANNUAL RATES OF STOCK
                                                                                  PRICE APPRECIATION FOR OPTION
                              INDIVIDUAL GRANTS                                              TERM(2)
------------------------------------------------------------------------------   -------------------------------
                          NUMBER OF      PERCENT OF
                         SECURITIES     TOTAL OPTIONS
                         UNDERLYING      GRANTED TO     EXERCISE
                           OPTIONS      EMPLOYEES IN      PRICE     EXPIRATION    0%        5%           10%
        NAME            GRANTED(#)(1)       1997        ($/SHARE)      DATE       ($)       ($)          ($)
        ----            -------------   -------------   ---------   ----------   -----   ---------   -----------
K. Schlatter.........      13,500           .8937        82.1250     1/20/07       0      697,006     1,766,212
S. C. Scott..........      13,500           .8937        82.1250     1/20/07       0      697,006     1,766,212
E. J. Northacker.....       8,000           .5296        82.1250     1/20/07       0      413,041     1,046,644
J. W. Ripley.........       5,000           .3310        82.1250     1/20/07       0      258,150       654,152
F. J. Kocun..........       5,500           .3641        82.1250     1/20/07       0      283,966       719,568

---------------

(1) The options listed were granted at an exercise price equal to the fair market value of Bestfoods common stock on the date of grant in tandem with an equivalent number of performance units under Bestfoods' 1993 Stock and Performance Plan. The performance units entitled the holder to certain payments based upon the performance of the Bestfoods common stock over the four years following the date of grant. Up to 25% of the performance unit award could have been earned in each of the four years following the date of grant. To the extent performance units were earned and payable, a corresponding number of options would be canceled. As a result of the spin-off, participation by Corn Products International, Inc. employees in the Plan terminated. The units earned as of the end of 1997 are being added to 50% of the units that could have been earned as of the end of 1998, 1999 and 2000 and will be paid in cash by Bestfoods at a fixed value per unit in July of 1998, 1999 and 2000. The remaining 50% of the options were converted, effective immediately following the spin-off, to Corn Products stock options of equivalent value. The amounts paid by Bestfoods to the named executive officers with respect to performance units for the years 1997, 1996 and 1995 are shown as "Long-Term Incentive Payouts" in the
     Summary Compensation Table on page    .

(2) The amounts shown under these columns are calculated at 0% and at the 5% and 10% rates set by the Securities and Exchange Commission and are not intended to forecast future appreciation of the Company's stock price.

STOCK OPTION EXERCISES

     The following table contains information relating to the exercise of Bestfoods stock options in 1997 by the named executive officers and option values of Bestfoods stock options held as of December 31, 1997.
--------------------------------------------------------------------------------
                      AGGREGATED OPTION EXERCISES IN 1997
                   AND OPTION VALUES AS OF DECEMBER 31, 1997
--------------------------------------------------------------------------------

                                                                       NUMBER OF                VALUE OF
                                                                 SECURITIES UNDERLYING         UNEXERCISED
                                                                      UNEXERCISED             IN-THE-MONEY
                                                                      OPTIONS AT               OPTIONS AT
                                                                 DECEMBER 31, 1997(#)    DECEMBER 31, 1997($)(2)
                              SHARES ACQUIRED       VALUE            EXERCISABLE/             EXERCISABLE/
            NAME              ON EXERCISE(#)    REALIZED($)(1)       UNEXERCISABLE            UNEXERCISABLE
            ----              ---------------   --------------   ---------------------   -----------------------
K. Schlatter................          --                --           29,868/33,750         1,412,889/1,304,438
S. C. Scott.................      19,980           581,447              -- /30,875               -- /1,141,438
E. J. Northacker............      10,419           355,637              -- /19,500               -- /  744,313
J. W. Ripley................       6,437           262,508              -- / 8,750               -- /  271,875
F. J. Kocun.................      13,622           505,993              -- /13,250               -- /  502,750

---------------

(1) Amounts shown are based on the difference between the market value of Bestfoods common stock on the date of exercise and the exercise price.

(2) Amounts shown are based on the difference between the closing price of Bestfoods common stock on December 31, 1997 ($108.00) and the exercise price.

PENSION PLANS

     The Company maintains a defined benefit pension plan, a tax-qualified plan within the meaning of Section 401(a) of the Internal Revenue Code, which is applicable to U.S. salaried employees, including the named executive officers. The plan is a "cash balance" pension plan. Effective December 31, 1997, the accrued benefits of salaried Company employees who were participants in the CPC non-contributory defined benefit plan and corresponding assets and liabilities were transferred to this plan. The accounts accrue monthly interest credits using a rate equal to a specified amount above the interest rate on short-term Treasury notes. The value of the account at retirement is paid as a life or joint and survivor annuity, or in an optional form such as a lump sum. The Company also maintains a nonqualified supplemental retirement plan which provides benefits in addition to those payable under the qualified plan. As of March 23, 1998, estimated annual benefits at age 65 for each of the named executive officers under the qualified defined benefit plan and the supplemental nonqualified excess benefit plan, are as follows: K. Schlatter, $336,624; S. C. Scott, $233,500; E. J. Northacker, $193,645; J. W. Ripley, $182,378; and F. J.
Kocun, $149,300.

DEFERRED STOCK UNIT PLAN

     The Corn Products International, Inc. Deferred Stock Unit Plan ("Company DSUP") provides certain senior management employees with the opportunity to defer, in the form of phantom stock units, all or part of the bonuses awarded to them and to preserve the opportunity to defer bonuses which certain senior management employees of the Company and its subsidiaries had deferred under the CPC International Inc. Deferred Stock Unit Plan ("CPC DSUP"). Effective December 31, 1997, the accounts of participants in the CPC DSUP who became Company employees were transferred to the Company DSUP from the CPC DSUP using a conversion formula designed to give the participants equivalent value for the units so transferred. At the end of 1997, the following executive officers held phantom stock units under the CPC DSUP in the amounts set forth below (using Company DSUP units): K. Schlatter, 10,823; S.C. Scott, 6,071; E.J. Northacker, 8,881; J.W. Ripley, 675; F.J. Kocun, 1,323.

SEVERANCE AGREEMENTS

     The Company maintains severance agreements with each of the named executive officers, which provide for a lump sum payment equal to three times the sum of the annual salary and bonus paid in the prior year, and continuation of medical and insurance plans for a three-year period, if the executive officer's employment is terminated involuntarily other than for cause or voluntarily for good reason, within two years after a change in control of the Company. The severance agreements also provide that the amount of excise tax, if any, under the Internal Revenue Code to be paid by any executive officer shall be reimbursed by the Company.

     In order to assure continuity in the management of the Company's international operations, the Company has entered into agreements with F.J. Kocun, for a term of three years, and E.J. Northacker, for a term of two years, which provide for salary continuation for a period not to exceed one year following the term of the agreement plus continuation in certain benefit plans of the Company during the period of salary continuation. Such benefits are not payable unless these individuals remain with the Company in their current positions for the full terms of their respective agreements. These agreements will only apply if, following the end of their respective terms, such individuals do not remain employed with the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     A. C. DeCrane, Jr., W. C. Ferguson, R. G. Holder and W. S. Norman are also directors of Bestfoods and B. H. Kastory is an executive officer of Bestfoods. In connection with the spin-off from Bestfoods, the Company and Bestfoods entered into a master supply agreement for a minimum term of two years to supply certain corn refining products at prices generally at prevailing market conditions. During 1997, the sales of product amounted to $177 million dollars.

     I. Aranguren-Castiello is chairman and chief executive officer of Arancia-CPC S.A. de C.V. ("Arancia"), a joint venture formed in 1994 by the combination of the Mexican operations of the corn refining business of CPC International Inc. (now "Bestfoods") with Arancia Industrial S.A. de C.V., a Mexican corn refiner controlled by Mr. Aranguren-Castiello and his family. Arancia is engaged in the corn refining business and in the past engaged in transactions with the corn refining business of Bestfoods. During 1997, the Company had $5 million in sales to Arancia and purchases of $700,000 from Arancia, all in the ordinary course of business. In the same period, Arancia reimbursed the Company for $2.8 million of expenditures incurred by the Company on Arancia's behalf in connection with the construction of certain facilities of Arancia. In addition, Arancia paid the Company the net amount of $3 million in connection with certain royalty and other payments relating to the joint venture arrangement and an additional $2.3 million of interest on a $60 million loan made by the Company in 1996 to fund the construction of a production facility by Arancia. Such loan was repaid by Arancia in February, 1998. Pursuant to the joint venture agreement, the Company made a payment of $10.9 million to Arancia Industrial S.A. de C.V. relating to the initial formation of the venture. In addition, the Company made a $10 million capital contribution to Arancia.

                            MATTERS TO BE ACTED UPON

                       PROPOSAL 1. ELECTION OF DIRECTORS

     The Board has nominated William C. Ferguson, Bernard H. Kastory and Samuel
C. Scott for election by stockholders each for a three-year term that will expire in 2001. All of the nominees were elected directors in 1997 as Class I directors.

     All of the nominees for election have consented to being named in this proxy statement and to serve if elected. If, for any reason, any of the nominees should not be a candidate for election at the meeting, the proxies will be cast for substitute nominees designated by the Board unless the Board has reduced its membership prior to the meeting. The Board does not anticipate that any of the nominees will be unavailable to serve if elected. The nominees and the directors continuing in office will normally hold office until the annual meeting of stockholders in the year indicated on the following pages.
--------------------------------------------------------------------------------
             CLASS I NOMINEES FOR THREE-YEAR TERMS EXPIRING IN 2001
--------------------------------------------------------------------------------

WILLIAM C. FERGUSON

Age -- 67
Director since 1997
Chairman of the Audit Committee

FORMER CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF NYNEX CORPORATION

Mr. Ferguson retired as Chairman of NYNEX Corporation in 1995 and as Chief Executive Officer in 1994. Prior thereto, Mr. Ferguson served as Vice Chairman of NYNEX from 1987 to 1989. He is also a director of Bestfoods and General Re Corporation. Mr. Ferguson is a director and former Chairman of the Board of The United Way of Tri-State, and a trustee and former Chairman of the Board of Trustees of Albion College.
--------------------------------------------------------------------------------

BERNARD H. KASTORY

Age -- 52
Director since 1997

SENIOR VICE PRESIDENT -- FINANCE AND ADMINISTRATION OF BESTFOODS

Mr. Kastory served as Chairman and Chief Executive Officer of Bestfoods' baking business from October 1995 until February 1997 and prior thereto, served as President of its Corn Refining Business and as a Vice President of Bestfoods since 1992. Mr. Kastory has held various technical, financial and general management positions in Bestfoods, which he joined in 1967.
--------------------------------------------------------------------------------

SAMUEL C. SCOTT

Age -- 53
Director since 1997

PRESIDENT AND CHIEF OPERATING OFFICER OF THE COMPANY

Mr. Scott was President of Bestfoods' worldwide Corn Refining Business since 1995 and President of its North American Corn Refining Business since 1989. He was elected a Vice President of Bestfoods in 1991. He is also a director of Motorola, Inc. and Reynolds Metals Company.
--------------------------------------------------------------------------------

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEES FOR CLASS I
                                   DIRECTORS.

--------------------------------------------------------------------------------
               CLASS II DIRECTORS CONTINUING IN OFFICE UNTIL 1999
--------------------------------------------------------------------------------

ALFRED C. DECRANE, JR.

Age -- 66
Director since 1997
Member of the Audit Committee

FORMER CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF TEXACO INC.

Mr. DeCrane retired as Chairman and Chief Executive Officer of Texaco Inc. in 1996. He was elected President of Texaco in 1983, Chairman of the Board in 1987 and Chief Executive Officer in 1993. He is also a director of Bestfoods, CIGNA Corporation and Harris Corporation. He is a trustee of the Committee for Economic Development and Co-Chairman of the United States -- Saudi Arabian Business Council. Mr. DeCrane is also a member of the Morgan Stanley International Advisory Board and of the Board of Trustees of the University of Notre Dame.
--------------------------------------------------------------------------------

RICHARD G. HOLDER

Age -- 66
Director since 1997
Chairman of the Compensation and Nominating Committee.

FORMER CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF REYNOLDS METALS COMPANY

Mr. Holder retired as Chairman and Chief Executive Officer of Reynolds Metals Company in 1996. Prior thereto, he served as President and Chief Operating Officer of Reynolds Metals from 1988 until 1992. He is also a director of Bestfoods and Universal Corp. Mr. Holder is a director of the Virginia Economic Development Partnership and Chairman-Elect of the Greater Richmond Chamber of Commerce.
--------------------------------------------------------------------------------

KONRAD SCHLATTER

Age -- 62
Director since 1997

CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF THE COMPANY

Mr. Schlatter served as Senior Vice President of Bestfoods since 1990 and Chief Financial Officer from 1993 to February 1997.

--------------------------------------------------------------------------------
              CLASS III DIRECTORS CONTINUING IN OFFICE UNTIL 2000
--------------------------------------------------------------------------------

IGNACIO ARANGUREN-CASTIELLO

Age -- 66
Director since 1997

CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF ARANCIA-CPC S.A. DE C.V.

Mr. Aranguren-Castiello is Chairman and Chief Executive Officer of Arancia-CPC S.A. de C.V., a joint venture formed in November 1994 by the combination of the Mexican operations of the Corn Refining Business of Bestfoods with Arancia Industrial S.A. de C.V., a Mexican company controlled by Mr. Aranguren-Castiello and his family. He has been President of Arancia Industrial S.A. de C.V. since the late 1970's. He is also a director of Bancomer S.A.
--------------------------------------------------------------------------------

WILLIAM S. NORMAN

Age -- 59
Director since 1997
Member of the Compensation and Nominating Committee

PRESIDENT AND CHIEF EXECUTIVE OFFICER OF THE TRAVEL INDUSTRY ASSOCIATION OF AMERICA

Mr. Norman has been President and Chief Executive Officer of the Travel Industry Association of America since 1994. Previously, he served as Executive Vice President of the National Railroad Passenger Corporation (AMTRAK) from 1987 to 1994. He is also a director of Bestfoods, the Travel Industry Association of America, Tourism Works for America Council, The An-Bryce Foundation, the U.S. Navy Memorial Foundation, the International Consortium for Research on the Health Effects of Radiation and the Logistics Management Institute. He is also a member of the Board of Trustees of West Virginia Wesleyan College and the Board of Visitors of The American University's Kogod College of Business Administration.
--------------------------------------------------------------------------------

CLIFFORD B. STORMS

Age -- 65
Director since 1997
Member of the Audit Committee

ATTORNEY

Mr. Storms was Senior Vice President (since 1988) and General Counsel (since
1975) of Bestfoods until his retirement in June 1997. He is a director of Atlantic Legal Foundation, Inc., a member of the Executive Committee and past President of the Association of General Counsel, and a member of the New Jersey Panel of Arbitrators of the American Arbitration Association Large Complex Case Program, the Connecticut ADR Panel of the Center for Public Resources, the Association of the Bar of the City of New York, and the American Bar Association.
--------------------------------------------------------------------------------

        PROPOSAL 2. APPROVAL OF THE COMPANY'S 1998 STOCK INCENTIVE PLAN

GENERAL

     The Board of Directors approved the Corn Products International, Inc. 1998 Stock Incentive Plan (the "Plan") on November 19, 1997. The Plan is being submitted for approval by the Company's stockholders at the annual meeting for the purpose of (i) qualifying certain grants of options as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) permitting future stock options and performance shares granted under the Plan to qualify as "qualified

]
performance-based" compensation under Section 162(m) of the Code. The failure to obtain shareholder approval at this time will not invalidate the Plan; however, it will prohibit the Company from deducting as compensation amounts paid under the Plan in excess of the $1 million limit imposed under Section 162(m) of the Code. The purpose of the Plan is to promote the long-term financial success of the Company by (i) attracting and retaining executive personnel of outstanding ability; (ii) strengthening the Company's capability to develop, maintain and direct a competent management team; (iii) motivating executive personnel by means of performance-related incentives to achieve longer-range performance goals; (iv) providing incentive compensation opportunities which are competitive with those of other major corporations and (v) enabling such executive personnel to participate in the long-term growth and financial success of the Company through increased stock ownership. Under the Plan, the Company may grant nonqualified stock options, incentive stock options, restricted stock, bonus stock, long-range performance awards and performance shares. Approximately 300 officers and other key employees are eligible to participate in the Plan. A copy of the Plan is available without charge by writing to the Corporate Secretary.

DESCRIPTION OF THE PLAN

     Administration. The Plan is currently administered by the Compensation and Nominating Committee of the Board of Directors (the "Compensation Committee") consisting of Messrs. R. G. Holder and W. S. Norman. Members of the Compensation Committee are not eligible to receive discretionary awards of equity securities of the Company under the Plan.

     Section 162(m) of the Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of the corporation's chief executive officer and the corporation's four most highly compensated executive officers other than the chief executive officer. However, "qualified performance-based compensation" is not subject to the $1 million deduction limit. To qualify as performance-based compensation, the following requirements must be satisfied: (i) the performance goals are determined by a committee consisting solely of two or more "outside directors",
(ii) the material terms under which the compensation is to be paid, including the performance goals, are approved by a majority of the corporation's stockholders, and (iii) the committee certifies that the applicable performance goals were satisfied before payment of any performance-based compensation is made. The Compensation Committee will consist solely of "outside directors" as defined for purposes of Section 162(m) of the Code. As a result, and based on certain proposed regulations issued by the United States Department of the Treasury, certain compensation under the Plan, such as that payable with respect to options, is not expected to be subject to the $1 million deduction limit under Section 162(m) of the Code, but other compensation payable under the Plan, such as any restricted stock award which is not subject to a performance condition to vesting, would be subject to such limit.

     Subject to the express provisions of the Plan, the Compensation Committee will have the authority to select eligible officers and other key employees who will receive awards and determine all of the terms and conditions of each award. All awards will be evidenced by a written agreement containing such provisions not inconsistent with the Plan as the Compensation Committee shall approve. The Compensation Committee will also have authority to prescribe rules and regulations for administering the Plan and to decide questions of interpretation or application of any provision of the Plan. Except with respect to grants to executive officers of the Company and persons whose compensation is likely to be subject to the $1 million deduction limit under Section 162(m) of the Code, the Compensation Committee may delegate some or all of its power and authority to administer the Plan to the chief executive officer or other executive officer of the Company.

     Available Shares. Under the Plan, 3,500,000 shares of Common Stock are available for awards, subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger, spin-off or other similar change or event. The number of available shares will be reduced by the sum of the aggregate number of shares of Common Stock (i) that are issued upon the grant of a stock award and (ii) which become subject to outstanding options, and outstanding performance shares. To the extent that shares of Common Stock subject to an outstanding option, stock award or performance shares are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such award or by reason of the delivery or withholding of shares of Common Stock to pay all or a portion of the exercise price of an award, if any, or to satisfy all or a portion of the tax withholding obligations relating to an award, then such shares of Common Stock shall again be available under the Plan. The maximum number of shares of Common Stock with respect to which options or stock awards or performance shares or a combination thereof may be granted during any calendar year to any person is 250,000, subject to adjustment as described above.

     Change in Control. In the event of certain acquisitions of 15% or more of the Common Stock, a change in a majority of the Board of Directors, or the approval by stockholders of a reorganization, merger or consolidation or sale or disposition of all or substantially all of the assets of the Company (unless, among other conditions, the Company's stockholders receive 60% or more of the stock of the surviving company) or the approval by stockholders of a liquidation or dissolution of the Company, all outstanding options will be exercisable in full, all other awards will vest, and each option, and other award will represent a right to acquire the appropriate number of shares of common stock received in the merger or similar transaction.

     Effective Date, Termination and Amendment. The Plan became effective as of January 1, 1998 and will terminate ten years thereafter, unless terminated earlier by the Board of Directors. The Board of Directors may amend the Plan at any time, subject to any requirement of stockholder approval required by applicable law, rule or regulation and provided that no amendment may be made without stockholder approval if such amendment would, among other things, (i) increase the maximum number of shares of Common Stock available under the Plan,
(ii) reduce the minimum purchase price of a share of Common Stock subject to an option or (iii) extend the term of the Plan.

     Stock Options-General. The Compensation Committee will determine the conditions to the exercisability of an option. Upon exercise of an option, including an incentive stock option, the purchase price may be paid in cash, by delivery of previously owned shares of Common Stock or by authorizing the Company to withhold shares of Common Stock which would otherwise be delivered upon exercise of the option.

     Non-Qualified Stock Options. The period for the exercise of a nonqualified stock option will be determined by the Compensation Committee. The exercise price of a nonqualified option will not be less than the fair market value of the Common Stock on the date of grant of such option.

     In the event of termination of employment by reason of death, retirement on or after age 55 with a minimum of 10 years of employment with or service to the Company, or disability, each nonqualified stock option shall be exercisable for a period of 3 years following the date of such termination of employment, but only to the extent that such option was exercisable at the date of such termination of employment. In the event of termination of employment for any other reason, each nonqualified stock option will remain exercisable, to the extent such option was exercisable at the date of such termination of employment, for a period of 90 days after such termination of employment, but in no event after the expiration of such option. If an employee is terminated for Cause (as such term is defined in the Plan), his rights under all options will terminate on the date of such termination.

     Incentive Stock Options. No incentive stock option will be exercisable more than ten years after its date of grant, unless the recipient of the incentive stock option owns greater than ten percent of the voting power of all shares of capital stock of the Company (a "ten percent holder"), in which case the option will be exercisable for no more than five years after its date of grant. The exercise price of an incentive stock option will not be less than the fair market value of the Common Stock on the date of grant of such option, unless the recipient of the incentive stock option is a ten percent holder, in which case the option exercise price will be the price required by the Code, currently 110% of fair market value.

     In the event of a termination of employment by reason of permanent and total disability (as defined in Section 22(e)(3) of the Code), incentive stock options will be exercisable only to the extent such options were exercisable on the effective date of such optionee's termination of employment for a period of no more than one year after such termination (or such shorter period as determined by the Compensation Committee), but in no event after the expiration of the incentive stock option. In the event of a termination of employment by reason of death, incentive stock options will be exercisable only to the extent such options were exercisable on the effective date of such termination for a period of three years after the date of death, but in no event after the expiration of the incentive stock option. In the event an employee is terminated for Cause, any incentive stock options held by such individual will terminate on the date of such termination of employment. In the event of a termination of employment for any other reason, incentive stock options will be exercisable to the extent exercisable on the date of termination for a period of 90 days after such termination, but in no event after the expiration of the incentive stock option. If the holder of an incentive stock option dies during the specified periods following termination of employment by reason of permanent and total disability or for any other reason (except a termination of employment which is for Cause), each incentive stock option will be exercisable only to the extent such option was exercisable on the date of the holder's death, and may thereafter be exercised for a period of no more than three years but in no event after expiration of the incentive stock option.

     Bonus Stock and Restricted Stock Awards. The Plan provides for the grant of (i) bonus stock awards, which are vested upon grant, and (ii) stock awards which may be subject to a restriction period ("restricted stock"). An award of restricted stock may be subject to specified performance measures for the applicable restriction period. Shares of restricted stock will be non-transferable and subject to forfeiture if the holder does not remain continuously in the employment of the Company during the restriction period or, if the restricted stock is subject to performance measures, if such performance measures are not attained during the restriction period; provided, however, that termination of employment by reason of retirement on or after age 55 (with a minimum of ten years of employment with or service to the Company), disability, death, or under certain other circumstances as the Compensation Committee deems appropriate, will result in the restricted stock becoming vested in such amount as the Compensation Committee may determine. In the event of termination of employment for any other reason, the portion of a restricted stock award which is then subject to a restriction period will be forfeited and canceled by the Company. Unless otherwise determined by the Compensation Committee, the holder of a restricted stock award will have rights as a stockholder of the Company, including the right to vote and receive dividends with respect to the shares of restricted stock.

     Performance Share Awards. The Plan also provides for the grant of performance shares. Each performance share is a right, contingent upon the attainment of performance measures within a specified performance period, to receive one share of Common Stock, which may be restricted stock, or the fair market value of such performance share in cash. Prior to the settlement of a performance share award in shares of Common Stock, the holder of such award will have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to the award. Performance shares will be non-transferable and subject to forfeiture if the specified performance measures are not attained during the applicable performance period; provided, however, that termination of employment by reason of retirement on or after age 55 (with a minimum of ten years of employment with or service to the Company), disability, death, or under certain other circumstances as the Compensation Committee deems appropriate, will result in the performance share award becoming vested in such amount as the Compensation Committee may determine. In the event of termination of employment for any other reason, the portion of a performance share award which is then subject to a performance period will be forfeited and canceled by the Company.

     Performance Goals. Under the Plan, the vesting or payment of performance share awards and certain awards of restricted stock will be subject to the satisfaction of certain performance goals. All officers and other key employees are eligible to be selected by the Compensation Committee to receive such awards. The performance goals applicable to a particular award will be determined by the Compensation Committee at the time of grant of such award. At present, no such awards are outstanding and, accordingly, no performance goals have been designated by the Compensation Committee. Under the Plan, such performance goals may be one or more of the following: total stockholder return (based on the change in the price of a share of the Company's Common Stock and dividends paid) earnings per share; operating income; net income; return on stockholder's equity; return on assets; economic value added; and cash flow. If the performance goal or goals applicable to a particular award are satisfied, the amount of compensation would be determined as follows: In the case of a performance share award, the amount of compensation would equal the number of performance shares subject to such award multiplied by (i) the closing sale price of a share of Common Stock on the NYSE at the time the performance shares vest or (ii), if such performance shares are settled in shares of restricted stock, the value of a share of Common Stock at the time such restricted stock vests. In the case of restricted stock awards which are subject to one or more performance goals, the amount of compensation would equal the number of shares of restricted stock subject to such award multiplied by the value of share of Common Stock at the time such restricted stock vests. Payments of cash, shares of Common Stock or any combination thereof to any participant in respect of the settlement of a Performance Share Award for any Performance Period shall not exceed $5,000,000, with respect to the cash payment for such award and shall not exceed 250,000 shares of Common Stock, with respect to the Common Stock payment for such award.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of certain U.S. federal income tax consequences generally arising with respect to awards under the Plan.

     A participant will not recognize any income upon the grant of an option. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company will be entitled to a corresponding deduction. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, such shares are disposed of within the above-described period, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (i) the amount realized upon such disposition and (ii) the fair market value of such shares on the date of exercise over the exercise price, and the Company will be entitled to a corresponding deduction.

     A participant receiving restricted stock will not recognize taxable income at the time of the grant, and the Company will not be entitled to a tax deduction at such time, unless the participant makes an election to be taxed at the time restricted stock is granted. If such election is not made, the participant will recognize taxable income at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The amount of ordinary income recognized by a participant by making the above-described election or upon the lapse of the restrictions is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize taxable compensation, rather then dividend income, in an amount equal to the dividends paid and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

     A participant receiving bonus stock will recognize taxable income at the time the bonus stock is awarded in an amount equal to the then fair market value of such stock. This amount is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

     A participant receiving performance shares will not recognize taxable income upon the grant of such shares and the Company will not be entitled to a tax deduction at such time. Upon the settlement of performance shares, the participant will recognize ordinary income in an amount equal to the fair market value of any shares delivered and any cash paid by the Company. This amount is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

NEW PLAN AWARDS

     On January 21, 1998, the Committee approved the grant of options to purchase 1,110,900 shares of common stock to a total of 195 key employees, including all of the executive officers of the Company. Each such option has a term of 10 years and an exercise price of $32.3125 per share, which was the average sale price per share of the Company's common stock on January 21, 1998.

     The following table sets forth the number of options granted on January 21, 1998 to each of the named executive officers and other specified groups. In addition, 36,600 shares of restricted stock were awarded to members of the executive and non-executive group. Outside directors are not eligible to participate in the Plan.

                           1998 STOCK INCENTIVE PLAN

            NAME AND PRINCIPAL POSITION              NUMBER OF COMMON SHARES
            ---------------------------              -----------------------
K. Schlatter.......................................          166,000(1)
Chairman and Chief Executive Officer

S.C. Scott.........................................          118,000(1)
President and Chief Operating Officer

E.J. Northacker....................................           60,000(1)
Vice President and
President, Latin American Division

J.W. Ripley........................................           53,000(1)
Vice President -- Finance
and Chief Financial Officer

F.J. Kocun.........................................           47,000(1)
Vice President and President, Cooperative
Management Group

Executive Group....................................          680,100(1)

Non-Executive Employee Group.......................          430,800(2)

---------------

(1) One-third of the options granted vest each year.

(2) The options granted vest in two years from the date of grant.

       THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.
--------------------------------------------------------------------------------

    PROPOSAL 3. APPROVAL AND RATIFICATION OF INDEMNIFICATION AGREEMENTS FOR
                             DIRECTORS AND OFFICERS

     The Board has directed that a proposal to approve and ratify the indemnification agreements (the "Indemnification Agreements") the Company has entered into with its directors and officers be submitted to a vote of stockholders for approval. The proposal would also authorize the Company, subject to approval by the Board, to enter into a similar Indemnification Agreement with any future director, nominee for director, or officer. The Company has previously entered into Indemnification Agreements with all of the current directors of the Company and with certain other key executives with and consultants to the Company.

     The Board has unanimously approved and authorized the Company to enter into the Indemnification Agreements. The Company is seeking approval and ratification of these Indemnification Agreements from the stockholders of the Company.

     The Indemnification Agreements provide (i) for indemnification to the fullest extent permitted by the Delaware General Corporation Law against expenses (including attorneys' fees and all other costs, expenses and obligations, including judgments, fines, ERISA excise taxes and penalties, "Expenses") paid or incurred in connection with investigating, preparing for and defending or participating in the defense of (including on appeal) or settling, any threatened, pending or completed action, suit or proceeding ("Claim"), or any inquiry or investigation (whether conducted by the Company or any other party), that the indemnitee in good faith believes might lead to the institution of a Claim arising from an event or occurrence related to the fact that he or she is a director or officer of the Company; (ii) for the advancement of all Expenses to the director, and for repayment to the Company if it is found that the director or officer is not entitled to such indemnification under applicable law; (iii) for the director or officer to seek court relief in the event the Board (or other person or body appointed by the Board) determines that the director or officer would not be permitted to be indemnified under applicable law (and therefore is not entitled to indemnification under the Indemnification Agreement); and (iv) for indemnification against Expenses incurred in seeking to collect from the Company an indemnity claim or advancement of expenses to the extent successful.

     The Board believes that it is in the best interests of the Company to indemnify its directors, as well as the officers and other key executives of the Company, to the fullest extent possible. The Indemnification Agreements have been adopted in conjunction with the limitation of personal liability of directors provided for by Delaware law and in conjunction with the mandatory indemnification provisions set forth in the Amended By-laws of the Company. The Indemnification Agreements represent contractual agreements of the Company that cannot be unilaterally altered, regardless of any amendment to or revocation of the indemnification provisions in the Amended By-laws of the Company or any change in composition or philosophy of the Board such as might occur following an acquisition or change of control of the Company. If court assistance to obtain such indemnity is required, the director or officer may receive indemnity against costs incurred in pursuing his or her rights to indemnification.

     The Indemnification Agreements impose upon the Company the burden of proving that the director or officer is not entitled to indemnification in any particular case. The Indemnification Agreements also provide that a director's or officer's rights thereunder are not exclusive of any other rights he or she may have under Delaware law, directors' and officers' insurance, the Amended and Restated Certificate of Incorporation, the Amended By-laws of the Company or otherwise; however, the provisions of the Indemnification Agreements are intended to avoid double payment. The Indemnification Agreements provide that to the extent the Company maintains directors' and officers' liability insurance, the indemnitee shall be covered by such insurance to the maximum extent of the coverage available for any director or officer of the Company. Notwithstanding the above discussion, all terms and rights under the Indemnification Agreements exist only to the extent permitted by applicable law. Approval and ratification of the Indemnification Agreements by the stockholders may reduce the likelihood of stockholder derivative litigation against directors or officers and may discourage or deter stockholders from bringing a lawsuit against directors or officers for breach of their duty, even though such an action, if successful, might otherwise have benefited the Company and its stockholders. To the knowledge of the Company there is no threatened or pending action that might result in claims of indemnification under the Indemnification Agreements.

     Section 144 of the Delaware Law provides that no contract between a corporation and one or more of its directors or officers is either void or voidable because such person or persons are parties to such contract if: (i) the material facts as to such director's or officer's interest and as to the contract or transaction are disclosed or known to the Board and the Board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum; (ii) the material facts as to the director's or officer's interest and as to the contract or transaction are disclosed or known to the stockholders entitled to vote thereon and such contract or transaction is specifically approved in good faith by a vote of the stockholders; or (iii) the contract or transaction is fair to the Company as of the time it is authorized, approved or ratified by the Board or the stockholders. If the contract has not been so approved, the contract is not void or voidable if the person asserting the validity of the contract sustains the burden of proving that the contract was just and reasonable to the Company at the time it was authorized.

     Although the Company believes that the Indemnification Agreements are fair, just and reasonable to the Company, and that stockholder approval may not therefore be required to ensure enforceability of the Indemnification Agreements, the Company believes that it is appropriate to submit the Indemnification Agreements to the stockholders for their consideration. If the Indemnification Agreements are approved and ratified by the stockholders, the Company's stockholders may not later assert a claim that an Indemnification Agreement is invalid due to improper authorization. However, the stockholders may challenge the validity of the Indemnification Agreement on other grounds. If the Indemnification Agreements are not approved and ratified by the stockholders, the invalidity of such agreements could thereafter be asserted by any stockholder. In such an instance, the person asserting the validity of the contract would bear the burden of proving that they were just and reasonable to the Company at the time they were authorized.

       THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.
--------------------------------------------------------------------------------
              PROPOSAL 4. RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors, in accordance with the recommendation of its Audit Committee, has appointed KPMG Peat Marwick LLP ("KPMG") as independent auditors in respect of the Company's operations in 1998, subject to ratification by the stockholders. A partner of KPMG will be present at the stockholders' meeting and will have an opportunity to make a statement and respond to appropriate questions. KPMG also performs non-audit services for the Company.

       THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.
--------------------------------------------------------------------------------
                                 OTHER MATTERS

     We do not know of any other matters to be presented or acted upon at the meeting. If other proposals are properly presented, the people named in the proxy card will vote on such proposals using their best judgment.

                           ANNUAL REPORT ON FORM 10-K

     The Company will furnish without charge a copy of its Report on Form 10-K for the year ended December 31, 1997, including the financial statements, schedules and exhibits thereto, upon the written request of any stockholder as of the record date and will provide copies of the exhibits to the Report upon payment of a fee that will not exceed the Company's reasonable expenses incurred in connection therewith. Requests for such material should be directed to Corn Products International, Inc., 6500 South Archer Road, Bedford Park, Illinois, 60501-1933, 708-563-2400, Attention: Corporate Secretary.

                             ADDITIONAL INFORMATION

     If you plan to attend the annual meeting, please complete the reservation form on the back cover and return it either with your proxy card or directly to the Company at the address indicated on the reservation form.

     The 1997 annual report to stockholders accompanies this proxy statement. If you receive more than one annual report at your address and you wish to reduce the number of annual reports you receive, please mark the Discontinue Annual Report Mailing box in the Special Action area on the proxy card.

     PLEASE COMPLETE THE ENCLOSED PROXY CARD AND MAIL IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE.
                                          By order of the Board of Directors,

                                          /s/ Marcia E. Doane
                                          Marcia E. Doane
                                          Vice President, General Counsel
                                          and Corporate Secretary

March 30, 1998

--------------------------------------------------------------------------------

                      RESERVATION FORM FOR ANNUAL MEETING

     If you plan to attend the Corn Products International, Inc. annual meeting of stockholders to be held at The Wyndham Garden Hotel -- O'Hare at 9:30 A.M. on Wednesday, May 20, 1998, you may use this form to request an admission ticket. Please use the envelope provided for the return of your proxy card to return this form or you may mail it directly to M. E. Doane, Corporate Secretary, Corn Products International, Inc., 6500 South Archer Road, Bedford Park, Illinois, 60501-1933.

     I plan to attend the meeting. Please send me an admission ticket.

Name___________________________________________________________________________

Address________________________________________________________________________

City, State _______________________________________    Zip Code  ______________

                                                                      Appendix A

                       CORN PRODUCTS INTERNATIONAL, INC.
                           1998 STOCK INCENTIVE PLAN


                                I.  INTRODUCTION

1.1 PURPOSE. The purpose of the Corn Products International, Inc. 1998 Stock Incentive Plan (the "Plan") of Corn Products International, Inc. (the "Company") is to promote the long-term financial success of the Company by (i) attracting and retaining executive personnel of outstanding ability; (ii) strengthening the Company's capability to develop, maintain and direct a competent management team; (iii) motivating executive personnel by means of performance-related incentives to achieve longer-range performance goals; (iv) providing incentive compensation opportunities which are competitive with those of other major corporations and (v) enabling such executive personnel to participate in the long-term growth and financial success of the Company through increased stock ownership.

1.2 CERTAIN DEFINITIONS. In addition to the defined terms set forth elsewhere in this Plan, the terms set forth below, shall, when capitalized, have the following respective meanings.

     "BOARD" shall mean the Board of Directors of the Company.

     "BONUS STOCK" shall mean shares of Common Stock that are not subject to a Restriction Period or Performance Measures.

     "CAUSE" shall mean the willful and continued failure to substantially perform the duties assigned by the Company (other than a failure resulting from the optionee's Disability), the willful engaging in conduct which is demonstrably injurious to the Company or any Subsidiary, monetarily or otherwise, including conduct that, in the reasonable judgment of the Committee, no longer conforms to the standard of the Company's executives, any act of dishonesty, commission of a felony, or a significant violation of any statutory or common law duty of loyalty to the Company.

     "CHANGE IN CONTROL" shall have the meaning set forth in Section 5.8(b).

     "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     "COMMITTEE" shall mean the Compensation and Nominating Committee designated by the Board, consisting of two or more members of the Board, each of whom shall be (i) a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act and (ii) an "outside director" within the meaning of
Section 162(m) of the Code.

     "COMMON STOCK" shall mean the common stock, $.01 par value, of the Company.

     "DISABILITY DATE" shall mean the date on which a Participant becomes a "Disabled Participant" under the Corn Products International, Inc. Retirement Savings Plan for Salaried Employees (the "Corn Products Savings Plan") or a successor to such plan or any such similar plan containing a disability provision applicable to the Participant. If a Participant is not covered by the Corn Products Savings Plan or a similar plan containing a disability provision, the determination of whether the Participant has a "Disability Date" shall be made by the Committee by applying the provisions of the Corn Products Savings Plan as if the Participant were a participant of such plan or any similar plan that the Committee determines to be appropriate.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     "FAIR MARKET VALUE" shall mean the average of the high and low transaction prices of a share of Common Stock as reported in the New York Stock Exchange Composite Transactions on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that Fair Market Value may be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

     "INCENTIVE STOCK OPTION" shall mean an option to purchase shares of Common Stock which meets the requirements of Section 422 of the Code, or any successor provision, and which is intended by the Committee to constitute an Incentive Stock Option.

     "MATURE SHARES" shall mean previously-acquired shares of Common Stock for which the holder thereof has good title, free and clear of all liens and encumbrances and which such holder either (i) has held for at least six months or (ii) has purchased on the open market.

     "NON-STATUTORY STOCK OPTION" shall mean a stock option that is not an Incentive Stock Option.

     "PARTICIPANT" shall mean an individual who has been granted an Incentive Stock Option, a Non-Statutory Stock Option, a Bonus Stock Award, Performance Share Award or Restricted Stock Award.

     "PERFORMANCE MEASURES" shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the exercisability of all or a portion of an option, (ii) as a condition to the grant of a Stock Award or (iii) during the applicable Restriction Period or Performance Period as a condition to the holder's receipt of Common Stock subject to a Restricted Stock Award or a Performance Share Award and/or of payment with respect to such award. The Committee may amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in law or accounting, but only to the extent such adjustment would not cause any portion of the award, upon payment, or the option, upon exercise, to be nondeductible pursuant to section 162(m) of the Code. Such criteria and objectives may include one or more of the following: total stockholder return (based on the change in the price of a share of the Company's Common Stock and dividends paid) earnings per share; operating income; net income; return on stockholder's equity; return on assets; economic value added; and cash flows. If the Committee desires that compensation payable pursuant to any award subject to Performance Measures be "qualified performance-based compensation" within the meaning of Section 162(m) of the Code, the Performance Measures (i) shall be established by the Committee no later than the end of the first quarter of the Performance Period or Restriction Period, as applicable (or such other time designated by the Internal Revenue Service) and (ii) shall satisfy all other applicable requirements imposed under Treasury Regulations promulgated under Section 162(m) of the Code, including the requirement that such Performance Measures be stated in terms of an objective formula or standard.

     "PERFORMANCE PERIOD" shall mean any period designated by the Committee during which the Performance Measures applicable to a Performance Share Award shall be measured.

     "PERFORMANCE SHARE" shall mean a right, contingent upon the attainment of specified Performance Measures within a specified Performance Period, to receive one share of Common Stock, which may be Restricted Stock, or in lieu of all or a portion thereof, at the Committee's discretion, the Fair Market Value of such Performance Share in cash.

     "PERFORMANCE SHARE AWARD" shall mean an award of Performance Shares under this Plan.

     "PERMANENT AND TOTAL DISABILITY" shall have the meaning set forth in
Section 22(e)(3) of the Code or any successor thereto.

     "RESTRICTED STOCK" shall mean shares of Common Stock that are subject to a Restriction Period.

     "RESTRICTION PERIOD" shall mean any period designated by the Committee during which the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award.

     "STOCK AWARD" shall mean a Restricted Stock Award or a Bonus Stock Award.

1.3 ADMINISTRATION. This Plan shall be administered by the Committee. The Committee shall have the authority to determine eligibility for awards hereunder and to determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock, and the number of Performance Shares subject to such an award, the exercise price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee may, in its sole discretion and for any reason at any time, subject to the requirements imposed under Section 162(m) of the Code and regulations promulgated thereunder in the case of an award intended to be qualified performance-based compensation, take action such that (i) any or all outstanding options shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding Restricted Stock Award shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding Performance Share Award shall lapse, (iv) the Performance Measures applicable to any outstanding Restricted Stock Award (if any) and to any outstanding Performance Share Award shall be deemed to be satisfied at the maximum or any other level.

     The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be final, binding and conclusive.

     The Committee shall keep minutes of its meetings and of action taken by it without a meeting. A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.

1.4 ELIGIBILITY. Participants in this Plan shall consist of such directors, officers, and other employees of the Company and its Subsidiaries from time to time, and any other entity designated by the Board or the Committee (individually a "Subsidiary" and collectively the "Subsidiaries") as the Committee, in its sole discretion, may select from time to time. For purposes of this Plan, reference to employment by the Company shall also mean employment by a Subsidiary.

1.5 SHARES AVAILABLE. Subject to adjustment as provided in Section 5.7, 3,500,000 shares of Common Stock shall be available under this Plan, reduced by the sum of the aggregate number of shares of Common Stock (i) that are issued upon the grant of a Stock Award and (ii) which become subject to outstanding options and outstanding Performance Shares. To the extent that shares of Common Stock subject to an outstanding option, Stock Award or Performance Shares are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such award or by reason of the delivery or withholding of shares of Common Stock to pay all or a portion of the exercise price of an award, if any, or to satisfy all or a portion of the tax withholding obligations relating to an award, then such shares of Common Stock shall again be available under this Plan. If an award is made in the form of an option coupled with a Performance Share Award such that the Participant can receive the designated number of shares either upon exercise of the option or upon earning of the Performance Share, but not both, such coupled award shall be treated as a single award of the designated number of shares for purposes of this Section 1.5.

     Shares of Common Stock shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

     To the extent required by Section 162(m) of the Code and the rules and regulations thereunder, the maximum number of shares of Common Stock with respect to which options or Stock Awards or Performance Share Awards or a combination thereof may be granted during any calendar year to any person shall be 250,000, subject to adjustment as provided in Section 5.7.


                               II.  STOCK OPTIONS

2.1 STOCK OPTIONS. The Committee may, in its discretion, grant Incentive Stock Options or Non-Statutory Stock Options to purchase shares of Common Stock to such eligible persons under Section 1.4 as may be selected by the Committee.

     The Committee may in its sole discretion, either at the time of grant of an option or thereafter, determine that a Participant who exercises an option (the "Original Option") shall receive a new option (a "Replacement Option") for up to the number of shares acquired upon exercise of the Original Option and with an option price and other terms determined pursuant to Sections 2.2 and
2.3 hereof (treating the date of exercise of the Original Option as the date of the grant of the Replacement Option) and with the same expiration date as the expiration date of the Original Option; and the Committee may in its sole discretion impose conditions in connection with such issuance of Replacement Options consistent with the goal of encouraging stock ownership by employees, including without limitation, holding period requirements for shares received upon exercise of the Original Option or restrictions delaying the exercisability of the Replacement Option. In no event shall any such Replacement Option include a provision for an automatic grant of another Replacement Option of the type described in the preceding sentence.

     Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

     (a) Number of Shares and Purchase Price. The number of shares and the purchase price per share of Common Stock subject to an option shall be determined by the Committee, provided, however, that the purchase price per share of Common Stock shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option and provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or subsidiary as defined in Section 424 of the Code) (a "Ten Percent Holder"), the purchase price per share of Common Stock shall be the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

     (b) Option Period and Exercisability. Each option, by its terms, shall require the Participant to remain in the continuous employ of the Company for at least one year following the date of grant of the option before any part of the option shall be exercisable, except in the case of a Change in Control.
The period during which an option may be exercised shall be determined by the Committee; provided, however, that no Incentive Stock Option shall be exercised later than ten years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. Once determined and stated in an Agreement with respect to an option, the period during which an option can be exercised shall not be further extended. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only for whole shares of Common Stock.

     (c) Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company's satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of Mature Shares having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) by authorizing the Company to withhold shares otherwise issuable upon the exercise of the option, (D) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) a combination of (A) and (B), in each case to the extent set forth in the Agreement relating to the option and (ii) by executing such documents as the Company may reasonably request. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No certificate representing Common Stock shall be delivered until the full purchase price therefor has been paid (or arrangement made for such payment to the Company's satisfaction).

2.2 TERMINATION OF EMPLOYMENT OR SERVICE. (a) Non-Statutory Stock Options. Unless otherwise specified in the Agreement evidencing an option, but subject to Section 2.1(b) if the employment with the Company of a holder of an option (other than an Incentive Stock Option) terminates by reason of (i) death, or
(ii) retirement on or after age 55 with a minimum of 10 years of employment with or service to the company, or (iii) the occurrence of such individual's Disability Date, such option shall be exercisable for a period of three years following the date of such termination of employment, but only to the extent that such option was exercisable at the date of such termination of employment.

     If an optionee's employment is terminated for any other reason, his option shall remain exercisable to the extent that such option was exercisable at the date of such termination of employment, for a period of 90 days following such termination of employment. Notwithstanding anything to the contrary contained in the preceding sentence, if an optionee's employment is terminated by the Company for Cause, his rights under all options shall terminate on the effective date of such optionee's termination of employment.

     (b) Termination of Employment - Incentive Stock Options. Unless otherwise specified in the Agreement evidencing an option, but subject to Section 2.1(b), if the employment with the Company of a holder of an Incentive Stock Option terminates by reason of permanent and total disability (as defined in Section 22(e) (3) of the Code), each Incentive Stock Option held by such optionee shall be exercisable only to the extent that such option was exercisable on the effective date of such optionee's termination of employment by reason of permanent and total disability and may thereafter be exercised by such optionee (or such optionee's legal representative or similar person) until the date which is one year after the effective date of such optionee's termination of employment by reason of permanent and total disability.

     Unless otherwise specified in the Agreement evidencing an option but subject to Section 2.1(b), if the employment with the Company of a holder of an Incentive Stock Option terminates by reason of death, each Incentive Stock Option held by such optionee shall be exercisable only to the extent that such option was exercisable on the date of such optionee's death and may thereafter be exercised by such optionee's executor, administrator, legal representative, beneficiary or similar person until the date which is three years after the date of death.

     If the employment of a holder of an Incentive Stock Option is terminated by the Company for Cause, each Incentive Stock Option held by such optionee shall terminate automatically on the effective date of such optionee's termination of employment. Unless otherwise specified in the Agreement evidencing an option, but subject to Section 2.1(b), if the employment with the Company of a holder of an Incentive Stock Option terminates for any reason other than permanent and total disability or death or Cause, each Incentive Stock Option held by such optionee shall be excisable only to the extent such option was exercisable on the effective date of such optionee's termination of employment, and may thereafter be exercised by such holder (or such holder's legal representative or similar person) until the date which is 90 days after the effective date of such optionee's termination of employment.

     If the holder of an Incentive Stock Option dies during the period set forth in the first paragraph of this Subsection (b) following termination of employment by reason of Permanent and Total Disability, or if the holder of an Incentive Stock Option dies during the period set forth in the third paragraph of this Subsection (b) following termination of employment for any reason other than Permanent and Total Disability for death or Cause, each Incentive Stock Option held by such optionee shall be exercisable only to the extent such option was exercisable on the date of the optionee's death and may thereafter be exercised by the optionee's executor, administrator, legal representative, beneficiary or similar person until the date which is three years after the date of death.


                               III.  STOCK AWARDS

3.1 STOCK AWARDS. The Committee may, in its discretion, grant Stock Awards to such eligible persons under Section 1.4 as may be selected by the Committee. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award or Bonus Stock Award.

3.2 TERMS OF STOCK AWARDS. Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

     (a) Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Award or Bonus Stock Award and the Performance Measures (if any) and Restriction Period applicable to a Restricted Stock Award shall be determined by the Committee.

     (b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award (i) if specified Performance Measures are satisfied or met during the specified Restriction Period or (ii) if the holder of such award remains continuously in the employment of or service to the Company during the specified Restriction Period and for the forfeiture of the shares of Common Stock subject to such award (x) if specified Performance Measures are not satisfied or met during the specified Restriction Period or (y) if the holder of such award does not remain continuously in the employment of or service to the Company during the specified Restriction Period.

     Bonus Stock Awards shall not be subject to any Performance Measures or Restriction Periods.

     (c) Share Certificates. During the Restriction Period, a certificate or certificates representing a Restricted Stock Award may be registered in the holder's name and may bear a legend, in addition to any legend which may be required pursuant to Section 5.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), or upon the grant of a Bonus Stock Award, in each case subject to the Company's right to require payment of any taxes in accordance with Section 5.5, a certificate or certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

     (d) Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a distribution with respect to shares of Common Stock, other than a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

3.3 TERMINATION OF EMPLOYMENT OR SERVICE. (a) Disability, Retirement and Death. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, if the employment with or service to the Company of the holder of such award terminates by reason of (i) death, or (ii) retirement on or after age 55 (with a minimum of 10 years of employment with or service to the Company), or (iii) the occurrence of such Participant's Disability Date, or
(iv) termination of employment under any other circumstances that the Committee may determine shall warrant the application of this provision, the restrictions imposed hereunder shall lapse with respect to such number of shares of Restricted Stock, if any, as shall be determined by the Committee, and the balance of such shares of Restricted Stock shall be forfeited to the Company.

     (b) Other Termination. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, if the employment with or service to the Company of the holder of a Restricted Stock Award terminates for any other reason during the Restriction Period, then the portion of such award which is subject to a Restriction Period on the effective date of such holder's termination of employment or service shall be forfeited by such holder and such portion shall be canceled by the Company.


                         IV.  PERFORMANCE SHARE AWARDS

4.1 PERFORMANCE SHARE AWARDS. The Committee may, in its discretion, grant Performance Share Awards to such eligible persons under Section 1.4 as may be selected by the Committee.

4.2 TERMS OF PERFORMANCE SHARE AWARDS. Performance Share Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

     (a) Number of Performance Shares and Performance Measures. The number of Performance Shares subject to any award and the Performance Measures and Performance Period applicable to such award shall be determined by the Committee.

     (b) Vesting and Forfeiture. The Agreement relating to a Performance Share Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such award, if specified Performance Measures are satisfied or met during the specified Performance Period, and for the forfeiture of such award, if specified Performance Measures are not satisfied or met during the specified Performance Period.

     (c) Settlement of Vested Performance Share Awards. The Agreement relating to a Performance Share Award (i) shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof and (ii) may specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on or the deemed reinvestment of any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. If a Performance Share Award is settled in shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the settlement of a Performance Share Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award and shall have rights as a stockholder of the Company in accordance with Section 5.10. Notwithstanding any other provision of the Plan to the contrary, payments of cash, shares of Common Stock, or any combination thereof to any Participant in respect of the settlement of a Performance Share Award for any Performance Period shall not exceed $5,000,000, with respect to the cash payment for such award, and shall not exceed 250,000 shares of Common Stock, with respect to the Common Stock payment for such award.

4.3  TERMINATION OF EMPLOYMENT.  (a)   Disability, Retirement and Death.
Unless otherwise set forth in the Agreement relating to a Performance Share Award, if the employment with the Company of the holder of such award terminates prior to the end of the Performance Period applicable to such award by reason of (i) death, or (ii) retirement on or after age 55 (with a minimum of 10 years of employment or service with the Company, (iii) the occurrence of such Participant's Disability Date or (v) termination of employment under any other circumstances that the Committee may determine shall warrant the application of this provision, the Committee, in its sole discretion and taking into consideration the performance of such Participant and the performance of the Company during the Performance Period, may authorize the payment to such Participant (or his legal representative) at the end of the Performance Period of all or any portion of the Performance Award which would have been paid to such Participant for such Performance Period.

     (b) Other Termination. Unless otherwise set forth in the Agreement relating to a Performance Share Award, if the employment with the Company of the holder of a Performance Share Award terminates for any other reason prior to the end of a Performance Period, then the portion of such award which is subject to such Performance Period on the effective date of such holder's termination of employment shall be forfeited and such portion shall be canceled by the Company.


                                  V.  GENERAL

5.1 EFFECTIVE DATE AND TERM OF PLAN. This Plan shall be submitted to the sole stockholder of the Company for approval and, if approved, shall become effective as of January 1, 1998. This Plan shall terminate ten years after its effective date, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination.

     In the event that this Plan is not approved by the sole stockholder of the Company before the date on which the Company has a class of common equity securities required to be registered under section 12 of the Exchange Act, this Plan and any awards granted hereunder shall be null and void.

5.2 AMENDMENTS. The Board may amend this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) and Section 422 of the Code; provided, however, that no amendment shall be made without stockholder approval if such amendment would (a) increase the maximum number of shares of Common Stock available under this Plan (subject to Section 5.7), (b) effect any change inconsistent with Section 422 of the Code or (c) extend the term of this Plan. No amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

5.3 AGREEMENT. Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed by the Company and the recipient of such award and, upon execution by each party and delivery of the Agreement to the Company, such award shall be effective as of the effective date set forth in the Agreement.

5.4 NON-TRANSFERABILITY OF AWARDS. Unless otherwise specified in the Agreement relating to an award, no award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder's lifetime only by the holder or the holder's legal representative or similar person. Except to the extent permitted by the second preceding sentence or the Agreement relating to an award, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any such award, such award and all rights thereunder shall immediately become null and void.

5.5 TAX WITHHOLDING. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the "Tax Date"), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or
(ii) the holder may satisfy any such obligation by any of the following means:
(A) a cash payment to the Company, (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, equal to the amount necessary to satisfy any such obligation, (D) in the case of the exercise of an option, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the award; provided, however, that the Company shall have sole discretion to disapprove of an election pursuant to any of clauses (B)-(E). Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

5.6 RESTRICTIONS ON SHARES. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the exercise or settlement of such award or the delivery of shares thereunder, such award shall not be exercised or settled and such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

5.7 ADJUSTMENT. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under this Plan, the number and class of securities subject to each outstanding option and the purchase price per security, the number and class of securities subject to each outstanding Stock Award, and the terms of each outstanding Performance Share shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options without an increase in the aggregate purchase price. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being (a) available under this Plan, such fractional security shall be disregarded, or (b) subject to an award under this Plan, the Company shall pay the holder of such award, in connection with the first the vesting, exercise or settlement of such award in whole or in part occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the vesting, exercise or settlement date over (B) the exercise price, if any, of such award.

5.8  CHANGE IN CONTROL.

     (a) (1) Notwithstanding any provision in this Plan or any Agreement, in the event of a Change in Control pursuant to Section (b)(3) or (4) below in connection with which the holders of Common Stock receive shares of common stock that are registered under Section 12 of the Exchange Act, (i) all outstanding options shall immediately become exercisable in full, (ii) the Restriction Period applicable to any outstanding Restricted Stock Award shall lapse, (iii) the Performance Period applicable to any outstanding Performance Share shall lapse, (iv) the Performance Measures applicable to any outstanding Restricted Stock Award (if any) and to any outstanding Performance Share shall be deemed to be satisfied at the maximum level and (v) there shall be substituted for each share of Common Stock available under this Plan, whether or not then subject to an outstanding award, the number and class of shares into which each outstanding share of Common Stock shall be converted pursuant to such Change in Control. In the event of any such substitution, the purchase price per share of an option shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options without an increase in the aggregate purchase price.

     (2) Notwithstanding any provision in this Plan or any Agreement, in the event of a Change in Control pursuant to Section (b)(1) or (2) below, or in the event of a Change in Control pursuant to Section (b)(3) or (4) below in connection with which the holders of Common Stock receive consideration other than shares of common stock that are registered under Section 12 of the Exchange Act, each outstanding award shall be surrendered to the Company by the holder thereof, and each such award shall immediately be canceled by the Company, and the holder shall receive, within ten days of the occurrence of a Change in Control pursuant to Section (b)(1) or (2) below or within ten days of the approval of the stockholders of the Company contemplated by Section (b)(3) or (4) below, a cash payment from the Company in an amount equal to (i) in the case of an option, the number of shares of Common Stock then subject to such option, multiplied by the excess, if any, of the greater of (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place and (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control, over the purchase price per share of Common Stock subject to the option, (ii) in the case of a Restricted Stock Award, the number of shares of Common Stock then subject to such award, multiplied by the greater of (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place and (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control or (iii) in the case of a Performance Share Award, the number of Performance Shares then subject to such award, multiplied by the greater of (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place and (B) the highest Fair Market Value of a share of Common Stock during the 90-day period immediately preceding the date of the Change in Control. The Company may, but is not required to, cooperate with any person who is subject to Section 16 of the Exchange Act to assure that any cash payment in accordance with the foregoing to such person is made in compliance with Section 16 and the rules and regulations thereunder.

     (b) "Change in Control" shall mean:

     (1) the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 15% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Common Stock") or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and
(iii) of subsection (3) of this Section 5.8(b); provided further, that for purposes of clause (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 15% or more of the Outstanding Common Stock or 15% or more of the Outstanding Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Common Stock or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

     (2) individuals who, as of the beginning of any consecutive two-year period constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that any individual who subsequently becomes a director of the Company and whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

     (3) the consummation of a reorganization, merger or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"); excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be, (ii) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 15% or more of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 15% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

     (4) the consummation of a plan of complete liquidation or dissolution of the Company.

5.9 NO RIGHT OF PARTICIPATION OR EMPLOYMENT. No person shall have any right to participate in this Plan. The Committee's selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

5.10 RIGHTS AS STOCKHOLDER. No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

5.11 GOVERNING LAW.  This Plan, each award hereunder and the related
Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

5.12 FOREIGN EMPLOYEES. Without amending this Plan, the Committee may grant awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purpose of this Plan and, in furtherance of such purpose the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.

                      CORN PRODUCTS INTERNATIONAL, INC.

            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                THE COMPANY FOR ANNUAL MEETING ON MAY 20, 1998

P
R   The undersigned hereby appoints KONRAD SCHLATTER and MARCIA E. DOANE,
O   as Proxies, each with the power to appoint his or her substitute, and
X   hereby authorizes each of them to represent and to vote, as designated
Y on the reverse side hereof, all the shares of common stock of Corn Products International, Inc., which the undersigned is entitled to vote at the annual meeting of stockholders to be held at the Wyndham Garden Hotel-O'Hare, 5615 N. Cumberland Avenue, Chicago, Illinois, on May 20, 1998 at 9:30 A.M., local time, or any adjournment thereof, and in their discretion, upon any other matters which may properly come before the meeting.

    -------------------------------------           (change of address)
      Election of three Directors, each
      for a term of three years.            -----------------------------------

      Nominees:                             -----------------------------------
      William C. Ferguson
      Bernard H. Kastory                    -----------------------------------
      Samuel C. Scott
    -------------------------------------   -----------------------------------
                                            If you have written in the above
                                            space please mark the corresponding
                                            box on the reverse side of this
                                            card.

    * Printed on Recycled Paper                                     -----------
                                                                    SEE REVERSE
                                                                        SIDE
                                                                    -----------

                           * FOLD AND DETACH HERE *


                     IMPORTANT: PLEASE VOTE AND SIGN YOUR
                 PROXY AND RETURN IT IN THE ENVELOPE PROVIDED


         Please mark your
    X    votes as in this
         example.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION
IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.
-----------------------------------------------------------------------------------------------------------------------------------
                               THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4.
-----------------------------------------------------------------------------------------------------------------------------------
                    FOR  WITHHELD                                    FOR  AGAINST  ABSTAIN                    FOR  AGAINST  ABSTAIN
 1. Election of     [ ]    [ ]         2. Approval of the 1998       [ ]    [ ]      [ ]    4. Appointment    [ ]    [ ]      [ ]
    Directors                             Stock Incentive Plan                                 of KPMG
    (see reverse)                                                                              Peat Marwick
                                       3. Approval and Ratification  [ ]    [ ]      [ ]       LLP as
 For, except vote withheld from           of Indemnification                                   Independent
 the following nominee(s):                Agreements for Directors                             Auditors
                                          and Officers                                    -----------------------------------------
 -------------------------------------                                                                    SPECIAL ACTION
------------------------------------------------------------------------------------------
                                                                                             Discontinue   [ ]     Change of  [ ]
                                                                                             Annual Report         Address on
                                                                                             Mailing for           Reverse Side
                                                                                             this Account
                                                                                          -----------------------------------------
                                                                                          PLEASE DATE, SIGN EXACTLY AS NAME APPEARS
                                                                                          HEREON AND RETURN PROMPTLY IN THE
                                                                                          ENCLOSED ENVELOPE. WHEN SHARES ARE HELD
                                                                                          BY JOINT TENANTS, BOTH SHOULD SIGN.
                                                                                          WHEN SIGNING AS ATTORNEY, EXECUTOR,
                                                                                          ADMINISTRATOR, TRUSTEE OR GUARDIAN PLEASE
                                                                                          GIVE FULL TITLE AS SUCH. IF A CORPORATION,
                                                                                          PLEASE SIGN IN FULL CORPORATE NAME BY
                                                                                          PRESIDENT OR OTHER AUTHORIZED OFFICER. IF
                                                                                          A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP
                                                                                          NAME BY AUTHORIZED PERSON.


                                                                                          -----------------------------------------

                                                                                          -----------------------------------------
                                                                                          SIGNATURE(S)                         DATE



                           * FOLD AND DETACH HERE *